                                                                   EXHIBIT 10.55


                          CRUDE OIL PURCHASE AGREEMENT


                              DATED MARCH 14, 2000


                                     BETWEEN



                        SOUTHERN PRODUCER SERVICES, L.P.,
                                   AS "BUYER"

                                       AND

                           TRANSTEXAS GAS CORPORATION,
                                   AS "SELLER"

                          CRUDE OIL PURCHASE AGREEMENT


This CRUDE OIL PURCHASE AGREEMENT (herein called "this Agreement") is entered into as of March 14, 2000, by and between TransTexas Gas Corporation (herein called the "Seller") and Southern Producer Services, L.P. (herein called the "Buyer"), and shall govern the terms and conditions whereby Seller shall sell, and Buyer shall purchase, certain crude oil and/or condensate (herein collectively called "Crude Oil"). Buyer and Seller are sometimes referred to singularly as "Party" and collectively as "Parties". Certain capitalized terms used herein are defined as set forth in Exhibit A hereto or as otherwise indicated.

                              W I T N E S S E T H:

         WHEREAS, Seller has heretofore filed for protection under Chapter 11 of the Bankruptcy Code in Case No. 99-21550 in the United States Bankruptcy Court (herein called the "Court") for the Southern District of Texas (Corpus Christi Division), entitled "In re: TransTexas Gas Corporation, et. al." (herein called the "Bankruptcy Case");

         WHEREAS, pursuant to the Bankruptcy Case, the Court has issued an order (herein called the "Bankruptcy Order") granting Seller's motion for permission to (1) sell the Production Payment (as hereinafter defined) and enter into and deliver to Grantee (as hereinafter defined) the Conveyance (as hereinafter defined) and other ancillary marketing, transportation and processing agreements and (2) amend or amend and restate and affirm certain existing marketing, transportation and processing agreements with third parties in order to relinquish certain of Seller's capacity under such existing marketing, transportation and processing agreements as is required for Buyer to market, transport and/or process the Production Payment hydrocarbons that Buyer and Fund V (as hereinafter defined) and Fund VI (as hereinafter defined) own or control and such other volumes of hydrocarbons as Buyer shall purchase from Seller or other third parties;

         WHEREAS, pursuant to the Bankruptcy Order, Seller and Grantee have entered into that certain Production Payment Conveyance (herein, as from time to time amended, restated or otherwise modified, called the "Conveyance"), dated as of March 14, 2000, from and by Seller, as grantor, and Buyer, TCW Portfolio No. 15555 DR V Sub-Custody Partnership, L.P. (herein called "Fund V") and TCW DR VI Investment Partnership, L.P. (herein called "Fund VI") (in such capacity, Fund VI together with Buyer and Fund V, collectively called the "Grantee"), whereby Seller has granted, bargained, sold, conveyed, assigned, transferred, set over and delivered to Grantee a term overriding royalty interest (herein called the "Production Payment") in the Subject Interests (as defined in the Conveyance and herein so called);

         WHEREAS, pursuant to the terms of the Conveyance, production from the Subject Interests shall be dedicated to the Grantee as (1) at fifty percent (50%) from March 1, 2000 until 9:00 a.m., Central Time, on September 1, 2000,
(2) at sixty-two percent (62%) from 9:00 a.m., Central Time, on September 1, 2000 until 9:00 a.m., Central Time, on March 1, 2001 and (3) seventy percent

(70%) from and after 9:00 a.m., Central Time, on March 14, 2001 until the Termination Time (herein called the "Dedication Percentage");

         WHEREAS, pursuant to the Bankruptcy Order, Seller and Grantee have entered into that certain Purchase Agreement (herein, as from time to time amended, restated, supplemented or otherwise modified, called the "Purchase Agreement"), dated as of March 1, 2000, between Seller and Grantee and TCW Asset Management Company, as agent on behalf of Fund V and Fund VI (herein called the "Funds Agent"), whereby Seller has sold the first component of the Production Payment to Grantee pursuant to the Conveyance, and Grantee has purchased the same from Seller;

         WHEREAS, the Grantee and Buyer have entered into that certain Production Sales Agreement (as defined in the Purchase Agreement and herein, as from time to time amended, restated, supplemented or otherwise modified, called the "Production Sales Agreement"), dated as of March 14, 2000 pursuant to which Buyer has agreed to purchase, and Grantee has agreed to sell, Grantee's interest in the Production Payment hydrocarbons; and

         WHEREAS, subject to the terms and conditions hereinafter set forth, Buyer desires to purchase certain quantities of Crude Oil from Seller and Seller desires to sell such quantities of Crude Oil to Buyer;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the Parties hereto covenant and agree as follows:

1. QUANTITY: Seller agrees to sell and Buyer agrees to purchase, subject to the other provisions of this Agreement, one hundred percent (100%) of the Crude Oil that Seller owns, controls or has the authority to sell pursuant to the Conveyance (as such Exhibit may from time to time be amended, restated, supplemented or otherwise modified) and that is capable of being transported to Buyer's Purchaser under contracts with Buyer's Transporters (herein called the "Marketed Volumes"). Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms of this Agreement, all of the Marketed Volumes.

2. QUALITY: The Marketed Volumes delivered shall meet the Quality Specifications then in effect for such Crude Oil as established by the Buyer's Transporter and/or Buyer's Purchaser receiving such Marketed Volumes. Quality, quantity and gravity of Crude Oil delivered hereunder, shall be determined in accordance with the terms of the relevant Buyer's Sales Contract or Buyer's Transporter's contract concerning such Marketed Volumes. In the event that such Buyer's Sales Contract or Buyer's Transporter's contract fails to specify such terms, quality, quantity and gravity shall be determined in accordance with generally accepted industry practices in effect at the time and place of delivery to Buyer, or Buyer's designee, using the latest A.S.T.M. or A.P.I. test methods, with volumes being corrected to 60 degrees Fahrenheit temperature in accordance with the latest A.S.T.M. test methods and the latest edition of A.P.I. volume correction tables, and full deductions being made for all basic sediment and water and other impurities. In the event Seller tenders or causes to be tendered Crude Oil not meeting the Quality Specifications, without prejudice to any other remedy, Buyer may (to the extent it is able to do so under its own sales and transportation agreements) accept delivery subject to a reduction in Net Price as provided in the definition of such term to compensate Buyer for the reasonable charges resulting therefrom, otherwise Buyer, or Buyer's designee, may elect not to accept delivery.

3. DELIVERY LOCATION: Seller shall sell and deliver or cause to be delivered all Crude Oil to Buyer, or to Buyer's designee, at Seller's Delivery Point. In the event Seller delivers or causes to be delivered Crude Oil at any other delivery point, Buyer may (to the extent it is able to do so under its own sales and transportation agreements) accept delivery subject to a reduction in Net Price as provided in the definition of such term to compensate Buyer for the reasonable charges resulting therefrom, otherwise Buyer, or Buyer's designee, may elect not to accept delivery.

4. TITLE AND RISK OF LOSS: Title to all Crude Oil sold hereunder shall pass to Buyer at the Seller's Delivery Point for such Crude Oil described in Paragraph 3 of this Agreement. As between the Parties hereto, Buyer shall be deemed in possession of and solely liable and responsible for said Crude Oil after its delivery at the Buyer's Delivery Points and Seller shall be deemed in possession of and solely liable and responsible for said Crude Oil at all times prior to such delivery. Each Party shall indemnify and defend the other Party for and save it harmless from, any and all losses, costs, expenses, damages, injuries, or liabilities caused by the Crude Oil in its possession to the extent not due to or contributed to by the negligent act or omission of the other Party. In the event and to the extent Seller discharges in full, in immediately available funds, any obligation under the indemnity to Buyer pursuant to this Paragraph 4, Buyer, to the extent it is able to do so under its own transportation, processing and sales agreements, agrees to assign to Seller any rights of indemnification running in favor of Buyer under any such agreement; provided, however, if Buyer is unable to assign such rights to Seller, Buyer shall, pursuant to written instructions of Seller and agreement by Seller to reimburse Buyer for any related costs and expenses therewith, diligently pursue any remedies running in favor of Buyer at the sole cost and expense of Seller. Buyer agrees to apply any sums so obtained on behalf of Seller pursuant to any of Buyer's transportation, processing or sales agreements as an addition to the Net Price, net of any costs and expenses of Buyer not previously reimbursed by Seller. The provisions of this Paragraph 4 shall survive the termination of this Agreement.

5. INDEMNITY:

(a) In consideration of the execution and delivery of this Agreement by the Buyer, the Seller hereby indemnifies, exonerates and holds the Buyer and each of its respective officers, directors, employees and agents (herein, collectively, called the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred in connection therewith (irrespective of whether any such Indemnified Party is a Party to the action for which indemnification hereunder is sought), excluding any portion of such actions, causes of action, suits, losses, costs, liabilities, damages and expenses (including, without limitation, attorney's fees and disbursements) resulting from the gross negligence or wilful misconduct of any Indemnified Party (herein collectively called the "Indemnified Amounts"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (1) Buyer's Marketing Agreements or (2) this Agreement. IT IS UNDERSTOOD BY THE PARTIES HERETO THAT THE INDEMNITIES BY SELLER IN FAVOR OF THE BUYER IN THIS AGREEMENT SHALL BE APPLICABLE NOTWITHSTANDING THAT ANY INDEMNIFIED AMOUNT OTHERWISE COVERED BY THIS AGREEMENT ARE ATTRIBUTABLE TO THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILFUL MISCONDUCT) OF BUYER (WITHOUT REGARD TO WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE), ANY PRE-EXISTING CONDITION OR DEFECT OR ANY FORM
         OF STRICT LIABILITY.

(b) In the event that Buyer incurs, owes or is liable for any Indemnified Amount under Clause (a) above, Seller shall pay such Indemnified Amount by wire transfer of immediately available funds to Buyer within five
         (5) days following Buyer's written demand therefor. In addition to, and not in limitation of the foregoing, Buyer is hereby authorized at any time and from time to time, without notice to Seller, to setoff and apply any and all sums held and any other sums at any time owing to or for the credit or the account of Seller against any and all sums owing to Buyer (including, without limitation, reasonable attorney's fees and disbursements and any Indemnified Amount), together with interest on such amounts at the Agreed Rate until paid in full, irrespective of whether or not Buyer will have made any demand under this Agreement. Buyer agrees promptly to notify Seller after any such setoff and application. The rights of the Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Buyer may have. The provisions of Clauses (a) and (b) of this Paragraph 5 shall survive the termination of this Agreement.

6.       PRICE AND NET PRICE:


(a) The Price per Barrel of Crude Oil on which the Net Price shall be determined shall be the Price per Barrel of Crude Oil paid to Buyer by the relevant Buyer's Purchaser for such Crude Oil delivered hereunder during each applicable calendar Month from each field listed in Exhibit B hereto.

(b) As described in Paragraph 9 below, Buyer will pay the Net Price to Seller for all Marketed Volumes delivered to Buyer and subsequently delivered to the relevant Buyer's Purchaser and accepted and paid for by such Buyer's Purchaser hereunder.

7. INVOICES AND ACCOUNTING CORRESPONDENCE: Invoices and any other notices or documentation shall be mailed or telecopied to the following addresses:

SELLER:                                        BUYER:

TransTexas Gas Corporation                     Southern Producer Services, L.P.
1300 North Sam Houston Parkway East            1200 Smith Street
Suite 310                                      Suite 2890
Houston, TX 77032-2949                         Houston, Texas 77251-1188
Attention: Revenue Accounting                  Attention: Ron Franklin
Telephone No.: (281) 987-8600                  Telephone No.: (713) 276-1916
Fax No.: (281) 986-8855                        Fax No.:  (713) 276-1990

8. DELIVERY PERIOD: Subject to the other terms and provisions hereof, deliveries hereunder shall commence with respect to production from and after 9:00 A.M. on March 1, 2000, and shall continue for a primary term equal to the greater of (a) three (3) years or (b) a period equal to the term of the Production Payment (herein called the "Delivery Period") and Month to Month thereafter until terminated by Buyer and Seller upon the giving of written notice to the other Party of its intention to terminate this Agreement at least thirty (30) Days prior to the end of the primary term or an extension thereof; provided, however, Buyer may terminate this Agreement, in full or in part, at any time upon the giving of thirty (30) days notice of such termination to Seller, which termination shall be effective as of the first Day of the Month following the expiration of such thirty (30) Day notice period. Conclusion of the Delivery Period shall not affect the accrued rights and obligations of the Parties.

9. STATEMENTS AND PAYMENT:

(a)      Payment of the Net Price by Buyer to Seller is due no later than two
         (2) Business Days following the twenty-fifth (25th) Day of the Month following the Month of delivery via wire transfer in immediately available funds to the banks and accounts from time to time specified by Seller in writing. As of the date hereof, Buyer shall make payment to Seller as follows:

                           Bank of New York
                           48 Wall Street
                           New York, New York
                           ABA #021-000-018
                           For the Account of GMAC Commercial Credit LLC Acct. #809-0653-114
                           For further credit to Account #904200

         Payment shall be made against the following documents: Seller's invoice and a copy of Buyer's, or its designee's, carrier's receipt of such Crude Oil; provided, however, Buyer is hereby authorized at any time and from time to time, without notice to Seller, to setoff and apply any and all sums held and any other sums at any time owing to or for the credit or the account of Seller against any and all sums owing to Buyer (including, without limitation, reasonable attorney's fees and disbursements), together with interest on such amounts at the

         Agreed Rate until paid in full, irrespective of whether or not Buyer will have made any demand under this Agreement. Buyer agrees promptly to notify Seller after any such setoff and application. The rights of the Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Buyer may have. If the payment due date falls on a Saturday, Sunday, Monday or any Day which is a banking holiday in Houston, Texas, Los Angeles, California or Atlanta, Georgia, payment will be made on the following Business Day.

(b) Buyer and Seller shall each have the right to examine, at reasonable times, and upon five (5) Business Days prior written notice, the books, records, charts, and electronic data of the other to the extent reasonably necessary to substantiate the accuracy in all material respects of any statement, payment, charge or computation made pursuant to this Agreement. Subsequent to any statement having been paid, if any overpayment or underpayment in any form whatsoever shall be found, Seller shall refund the amount of any overpayment received by Seller, and Buyer shall pay the amount of any underpayment due Seller, within thirty (30) Days after final determination thereof; provided however, no retroactive adjustments will be made for any overpayment or underpayment beyond (i) with respect to overpayments or underpayments arising under or related to any of Buyer's Marketing Agreements, the applicable period for retroactive adjustments provided in such Buyer's Marketing Agreements and (ii) with respect to overpayments or underpayments arising under or related to this Agreement, a period twenty-four (24) Months from the date of any such overpayment or underpayment, as the case may be. The provisions of this Clause (b) shall survive the termination of this Agreement.

10.      FORCE MAJEURE:

(a) In the event either Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, except for the obligations to make payments hereunder, it is agreed that the obligations of the Parties, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such force majeure shall, so far as economically possible, be remedied with all reasonable dispatch. Each Party shall give notice and reasonably full particulars of such force majeure to the other Party, orally as soon as practicable and followed in writing or by electronic transmission within a reasonable time after the occurrence of the force majeure relied on.

(b) The term "force majeure", as employed herein, shall mean acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy, wars, blockades, insurrections, civil disturbances and riots, and epidemics; landslides, lightning, earthquakes, fires, storms, hurricanes and threats of hurricanes, floods and washouts; arrests, orders, requests, directives, restraints and requirements of the government and governmental agencies, either federal or state, civil and military; any application of governmental conservation or curtailment rules and regulations; outages (including, without limitation, planned or unplanned shutdowns) or failure of any of Buyer's Transporter, Buyer's Separator/Stabilizer or Buyer's Purchaser if caused by an event of force majeure with respect to such party; explosions, breakage or accident to machinery, equipment or lines of pipe; outages (including, without limitation, planned or unplanned shutdowns) of equipment, machinery or lines of pipe for inspection, maintenance or repair; freezing of wells or lines of pipe; premature, partial or entire failure of natural gas or crude oil wells, gas or crude oil supply or depletion of gas or crude oil reserves; any of the foregoing events or circumstances to the extent such event or circumstance affects Seller's treating plant, if any or Galveston Bay's Winnie Facility; and other causes of a similar nature not reasonably within the control of the Party claiming suspension. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demand of opposing Party when such course is inadvisable or inappropriate in the discretion of the Party having the difficulty. Force majeure shall likewise include (i) in those instances where either Party hereto is required to obtain servitudes, right-of-way grants, permits or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants, permits or licenses; and (ii) in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions.

(c) The term "force majeure" specifically excludes the following occurrences or events: the loss, interruption, or curtailment of interruptible transportation on any transporter of Buyer necessary to make or take delivery of crude oil hereunder, unless and to the extent the same event also curtails firm transportation at the same point; and loss of markets. Price changes due to market conditions or economics associated with the purchase and sale of crude oil quantities purchased and delivered hereunder shall not be considered events of "force majeure".

11. WARRANTY: Seller hereby warrants good title to the Crude Oil delivered by Seller to Buyer and the right to sell the same free and clear from all liens (excluding liens arising under Section 9.319 of the Uniform Commercial Code as enacted in the State of Texas, as such may be amended from time to time, and any successor statute of similar import), encumbrances and adverse claims. Seller further warrants that Crude Oil delivered shall not be contaminated by chemicals foreign to virgin Crude Oil (except as required for operational purposes, to the extent, and only to the extent, permitted under any of Buyer's Marketing Agreements), including, but not limited to, chlorinated and/or oxygenated hydrocarbons and lead. Seller agrees to pay, or cause to be paid, or deliver in kind to the parties entitled thereto all royalties, overriding royalties or like charges, if any, assessed against the Crude Oil or the value thereof. Seller shall protect, defend, indemnify and hold

Buyer and Buyer's Purchaser harmless from and against all suits, actions, debts, accounts, damages, costs, losses and expenses (including attorney's fees) arising from or out of any adverse claims of any nature, including royalty claims, of any and all persons to or against the Crude Oil. In the event any adverse claim of any character whatsoever is asserted in respect to any of the Crude Oil, Buyer may suspend its obligations to pay for Crude Oil hereunder and suspend payments up to the amount of such claim without interest until such claim has been finally determined, as security for the performance of Seller's obligations with respect to such claim, or until Seller shall have furnished a bond to Buyer, or Buyer's designee, in an amount and with securities satisfactory to Buyer, or Buyer's designee. The provisions of this Section 11 shall survive the termination of this Agreement.

12. TAXES: The Price under this agreement includes full reimbursement for, and the Seller is liable for and shall pay, cause to be paid or reimburse Buyer, Buyer's Transporter, Buyer's Purchaser and Buyer's Separator/Stabilizer, if such party has paid, any ad valorem, property, occupation, severance, production, extraction, first use, first or subsequent purchase, conservation, gathering, pipeline, utility, gross production, gross receipts, gross income, oil revenue, oil import, privilege, sales, use, consumption, Btu, energy, excise, lease, transaction and any other taxes, governmental charges, assessments, licenses, fees or permits, or increase thereon, other than taxes based on net income or net worth (herein collectively called "Taxes") applicable to the Crude Oil sold hereunder imposed, assessed or collected at or prior to Buyer's Delivery Point. Seller shall indemnify, defend and hold Buyer, Buyer's Purchaser, Buyer's Separator/Stabilizer and Buyer's Transporter harmless from any liability against all such Taxes. The Price does not include reimbursement for, and the Buyer is liable for and shall pay, cause to be paid or reimburse Seller if Seller has paid, any Taxes applicable to the Crude Oil sold hereunder imposed, assessed or collected after Buyer's Delivery Point. Buyer shall indemnify, defend and hold Seller harmless from any liability against all such Taxes. Notwithstanding the foregoing, Buyer, as first purchaser of the Marketed Volumes, shall withhold from the Net Price payable to Seller for such Marketed Volumes, such amounts imposed, assessed or owing in respect of severance or gross production taxes or taxes of similar import assessed against the Crude Oil or the value thereof (herein collectively called "Severance Taxes") and Buyer shall pay or cause to be paid on behalf of Seller such Severance Taxes withheld, to the relevant governmental authority to whom such Severance Taxes are owing. In the event that Buyer fails to pay when due such sums as are actually withheld by Buyer on behalf of Seller in respect of Severance Taxes, Buyer hereby indemnifies, exonerates and holds the Seller and each of its respective officers, directors, employees and agents (herein called the "Seller Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred therewith, excluding any portion of such actions, causes of action, suits, losses, costs, liabilities, damages and expenses resulting from the gross negligence or wilful misconduct of any Seller Indemnified Party and including reasonable attorney's fees and disbursements, incurred by the Seller Indemnified Parties or any of them as a result of Buyer's failure to pay such Severance Taxes when due.

Both Parties shall use reasonable efforts to administer this agreement and implement the provisions thereof in accordance with their intent to minimize or reduce Taxes. Upon request, a Party shall provide the other Party a certificate of exemption or other reasonably satisfactory evidence of exemption from any Taxes, and each Party agrees to cooperate with the other Party in obtaining any such exemption. The provisions of this Section 12 shall survive the termination of this Agreement; provided, however, the indemnities running in favor of the Seller Indemnified Parties shall survive the termination of this Agreement for only three (3) Months.

13. NON-PERFORMANCE:

(a) In the event that either Party (herein called the "Non-Performing Party") shall (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent; (iv) be unable to pay its debts as they fall due; (v) fail to make, when due, any payment required under this Agreement if such failure is not remedied within two (2) Business Days after written notice of such failure is given by the Party to whom the payment is owed, provided the payment is not the subject of a good faith dispute; (vi) fail to perform any covenant set forth in this Agreement (other than an obligation to make payment or obligations that are otherwise specifically defined herein as a separate Default), and such failure is not excused by force majeure or cured within fifteen (15) Days after written notice thereof by the Party to whom the covenant is owed (herein, collectively, called a "Default"), the other Party (herein called the "Performing Party") may at its option (without waiving any other remedy for breach hereof): (i) immediately suspend the Performing Party's performance of its obligations hereunder, (ii) upon three (3) Days' notice in writing to the Non-Performing Party specifying wherein the Default has occurred, indicate the Non-Performing Party's election to establish a date on which this Agreement will terminate (herein called "Early Termination Date"), and (iii) withhold any payments due hereunder; provided, however, that upon the occurrence of any Default listed in sub-clauses
         (i) - (iv) of this Clause (a) of this Paragraph 13 for any Party, this Agreement shall automatically terminate, without notice, as if an Early Termination Date has been immediately declared. The Parties agree that this contract constitutes a "forward contract" for purposes of Section 556 of the U.S. Bankruptcy Code.

(b) Upon the occurrence of a Designated Event (as defined in the Purchase Agreement) and the exercise by Grantee, either on its own behalf or through any agent or representative, of any remedy pursuant to Section
         4.6 of the Purchase Agreement or Article V of the Conveyance, Buyer may, at its option (without waiving any other remedy for breach hereof), immediately suspend the performance of its obligations hereunder and withhold any payments due hereunder.

(c) In the case of a Default, notwithstanding the termination of this Agreement pursuant to Clause (a) of this Paragraph 13, each Party reserves to itself all rights, setoffs, counterclaims, and other remedies and/or defenses, consistent with the provision of Paragraph 14, which such Party is or may be entitled to assert arising from or out of this Agreement, and all obligations to make payments hereunder that are outstanding at the time of such default may be off-set against each other, setoff, or recouped therefrom.

14. LIABILITIES: NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER PARTY SHALL BE LIABLE OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY FOR PUNITIVE, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES OR FOR LOST PROFITS WHICH ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF.

15. ASSIGNMENT: This Agreement shall inure to and be binding upon the successors and assigns of the assigning Parties. The rights of either party under this Agreement may be transferred or assigned in whole or in part, but any such transfer or assignment shall be expressly made subject to the provisions of this Agreement; provided, further, that (a) no such transfer or assignment shall be binding on the other Party until the transferring Party has provided to such other Party a copy of the fully executed instrument of transfer, (b) any such assignee shall agree in writing to be bound by the terms and conditions hereof,
(c) in the case of an assignment or transfer by Buyer such transfer or assignment (i) shall relieve the Buyer of responsibility and liability for any obligations and liabilities arising under the terms of this Agreement after the effective date of the transfer and (ii) shall be to (X) a Person, the unsecured long term debt (or if such Person has no outstanding long term debt, its corporate rating or if such Person has no corporate rating, the long term debt of such Person's parent or if such Person's parent has no outstanding long term debt, its parent's corporate rating) of which is rated at least BBB by Standard & Poor's or Baa2 by Moody's Investors Service, Inc., (Y) a Person who is a Buyer's Purchaser, or (Z) such Person as Seller shall consent to, which consent shall not be unreasonably withheld and (d) in the case of Seller, Seller may not assign or transfer this Agreement without the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided however, Buyer hereby consents to the assignment by Seller of Seller's right to money due or to become due to GMAC Commercial Credit LLC under that certain Third Amended and Restated Accounts Receivable Management and Security Agreement, dated on or about March 15, 2000, by and between Seller and GMAC Commercial Credit LLC.

16. CHOICE OF LAW: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN TEXAS. THE PARTIES AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS 1980 SHALL NOT APPLY TO, OR GOVERN, THIS AGREEMENT.

17. WAIVER OF JURY TRIAL: SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR

WRITTEN) OR ACTIONS OF THE SELLER OR THE BUYER. EACH OF THE SELLER AND THE BUYER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY'S ENTERING INTO THE PRODUCTION PAYMENT DOCUMENTS AND THIS AGREEMENT.

18.      SUBMISSION TO JURISDICTION:


(a) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BUYER OR THE SELLER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE BUYER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE SELLER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE SELLER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. THE SELLER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE SELLER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE SELLER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

(b) The Parties agree that a final judgment by any court in the above-designated jurisdiction covered by this Agreement shall be conclusive and may be enforced in other jurisdictions in any manner provided by law.

(c) The Parties hereby waive any claim that a judgment obtained in the above-designated jurisdiction is invalid or unenforceable.

19. No amendment to any Buyer's Marketing Agreement shall be effective for purposes of this Agreement unless Seller (a) has consented in writing to such amendment, which consent shall not be unreasonably withheld or (b) is deemed to have consented to such amendment pursuant to the terms of this Agreement.

20. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall taken together constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original hereto.



                            [Signature pages follow]

         IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement as of the date first written above.

                                       BUYER:
                                       -----

                                       SOUTHERN PRODUCER SERVICES, L.P.

                                       By:  SC Ashwood Holdings, Inc.,
                                            as its general partner


                                       By:
                                          ------------------------------------
                                       Name:     David W. Stewart
                                       Title:    Vice President

                                       SELLER:
                                       ------

                                       TRANSTEXAS GAS CORPORATION


                                       By:
                                          ------------------------------------
                                       Name:     Ed Donahue
                                       Title:    Vice President

ACKNOWLEDGED AND AGREED TO:

GMAC COMMERCIAL CREDIT LLC


By:
   ----------------------------
Name:
Title: